SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 4, 2006

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 407
Dallas, TX 75205
(Address of Principal Executive Offices and Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On May 4, 2006, Earth Biofuels, Inc. (the “Company”) agreed with Dr. Miguel Dabdoub to form a technology company by the name of  “Earth Biofuels Technology Company, LLC,” to be owned 50% by the Company and 50% by Dr. Dabdoub. Dr. Dabdoub, an expert in the field of biodiesel production facility technologies, has contributed to the new enterprise an exclusive license to make use of his proprietary technologies, for use in North America. Accordingly, the purpose of the new entity is to utilize Dr. Dabdoub’s proprietary technologies, to design and construct biodiesel production facilities, both for the Company directly and for third parties. Additionally, the Company will use Mr. Dabdoub’s expertise to assess potential acquisitions of biodiesel production facilities, and to assist in the due diligence process for other Company business opportunities.

Dr. Dabdoub, a professor at the University of São Paulo, Brazil, holds a number of patents and proprietary technologies related to the production and usage of biodiesel fuel. He has played, and continues to play, a key role in the development of Europe and Brazil’s biodiesel industries by consulting on a number of high-producing facilities, and has worked with several major automobile manufacturers to develop optimal engine technologies for the utilization of biodiesel fuel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date: May 10, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
CEO